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                                                                 Exhibit (h)(22)

                                   SCHEDULE A

Institutional Money Market Fund
Prime Money Market Fund
Government Money Market Fund
Treasury Money Market Fund
S&P 500 Stock Fund
Bond Index Fund
BGI CoreAlpha Bond Fund
LifePath Retirement Portfolio
LifePath 2010 Portfolio
LifePath 2020 Portfolio
LifePath 2030 Portfolio
LifePath 2040 Portfolio
LifePath 2050 Portfolio

Amended and Approved by the Board of Trustees of Barclays Global Investors Funds on October 27, 2009.


Schedule A to Barclays Global Investors Funds Securities Lending Agreement